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                                                                    Exhibit 3.10

                                     BY-LAWS

                                       OF

                          BROOK HOLLOW PROPERTIES, INC.

                                   ----------

                                    ARTICLE I

                                     OFFICES

          Section 1. The registered office shall be located in the City of Dallas, County of Dallas, State of Texas.

          Section 2. The corporation may also have offices at such other places within or without the State of Texas as the board of directors may from time to time determine or as the business of the corporation may require.

                     Section 2. Amended 9/9/64. See Addenda

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

          Section 1. Meetings of the shareholders shall be held in the City of Dallas, State of Texas.

          Section 2. An annual meeting of shareholders, commencing in the year 1963, shall be held at 10:00 o'clock in the forenoon on the second Wednesday of September in each, year, unless such day is a legal holiday, in which case such meeting shall be held at the specified time on the first day thereafter which is not a legal holiday. At such meeting the shareholders entitled to vote thereat shall elect by plurality vote ________ directors, ___ may transact such other business as may properly _______ before the meeting.

          Section 3. Special meetings of the shareholders may be called by the Chairman of the Board of Directors, the president, the

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board of directors or the holders of not less than one-tenth of all shares entitled to vote at the meeting.

          Section 4. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notes shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

          Section 5. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

          Section 6. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided in the articles of incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. Until a quorum shall be present or represented. At such _______ meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

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          Section 7. The vote of the holders of a majority of the shares entitled to vote _____________ at a meeting at which a quorum is present shall be the act of the shareholders meeting, unless _____ of a greater number is required by law or the articles of incorporation.

          Section 8. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the articles of incorporation. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

          Section 9. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his ____ authorized attorney in fact, No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for the period of more than eleven (11) months.

          Section 10. The officer or agent having charge of the stock transfer books shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held

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by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders.

          Section 11. Any action required by the statutes to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                      Section 1 amended 9/9/64 See Addenda

                                   ARTICLE III

                                    DIRECTORS

          Section 1. The number of directors of the corporation shall be three
(3). The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be residents of the State of Texas or shareholders of the corporation.

          Section 2. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.

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A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of the shareholders entitled to vote called for that purpose.

          Section 3. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised and done by the shareholders.

          Section 4. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

          Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, providing a quorum shall be present. In the event of the failure of the shareholders to fix the time and place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

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          Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

          Section 7. Special meetings of the board of directors may be called by the Chairman of the Board of Directors or the president and shall be called by the secretary on the written request of two directors. Written notice of special meetings of the board of directors shall be given to each director at least three days before the date of the meeting. Neither the business to be transacted at ____ the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

          Section 8. A majority of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is required by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 9. The board of directors, by resolution adopted by a majority of the whole board may designate __________ more directors to constitute an _____________ _____ ___ committee, unless its authority shall be _________ limited by resolution, shall have and may __________ of the authority of the board of directors in the business and affairs of the corporation except

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where action of the board of directors is specified by statute. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

                                   ARTICLE IV

                                     NOTICES

          Section 1. Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when same shall be mailed. Notice to directors may also be given by telegram.

          Section 2. Whenever any notice is required to be given to any shareholder or director under the provisions of the statutes or of the articles of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

          Section 3. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not

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lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

          Section 1. The officers of the corporation shall consist of a president, one or more vice presidents, a secretary and a treasurer, and may include a Chairman of the Board, each of whom shall be elected by the board of directors. Any two or more offices may be held by the same person, except that the president and secretary shall not be the same person.

          Section 2. The board of directors at its first meeting after each annual meeting of shareholders, shall choose a president, one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the board, and may appoint one of their number Chairman of the Board.

          Section 3. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors.

          Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

          Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent or member of the executive committee elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy

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occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

          Section 6. The board of directors may designate whether the Chairman of the Board, if such an officer shall have been appointed, or the president shall be the chief executive officer of the corporation. The officer so designated as the chief executive officer shall preside at all meetings of the shareholders and the board of directors and shall have such other powers and duties as usually pertain to such office or as may be delegated by the board of directors. The president shall have such powers and, duties as usually pertain to such office, except as the same may be modified by the board of directors. Unless the board of directors shall otherwise delegate such duties, the president shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect.

          Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

          Section 8. The vice president in order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall perform

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such other duties and have such other powers as the board of directors shall prescribe.

          Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

          Section 10. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the power of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          Section 11. The treasurer shall have the custody of the corporate fund's and securities and shall keep _____ and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories

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as may be designated by the board of directors.

          Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings or when the board of directors so requires an account of all his transactions as treasurer and of the financial condition of the corporation.

          Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          Section 14. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

          Section 1. The corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the president or a vice president,

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and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

          Section 2. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

          Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a

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condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

          Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty

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days, and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

          Section 6. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

                                   ARTICLE VII

                               GENERAL PROVISIONS

          Section 1. The board of directors may declare and the corporation may pay dividends on its outstanding shares in cash,

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property, or its own shares pursuant to law and subject to the provisions of its articles of incorporation.

          Section 2. The board of directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

          Section 3. The board of directors must, when requested by the holders of at least one third of the outstanding shares of the corporation, present written reports of the situation and amount of business of the corporation.

          Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

          Section 6. The corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced

                                  ARTICLE VIII

                                   AMENDMENTS

          These by-laws may be altered, amended or repealed at any regular or special meeting of the board of directors.

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To the Secretary of State
   of the State of Texas:

     C T Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1.   The name of the corporation is See attached list

2. The post office address of its present registered office is c/o C T CORPORATION SYSTEM, 1601 ELM STREET, DALLAS, TEXAS 75201

3. The post office address to which its registered office is to be changed is c/o C T CORPORATION SYSTEM, 350 N. ST. PAUL STREET, DALLAS, TEXAS 75201

4.   The name of its present registered agent is C T CORPORATION SYSTEM

5.   The name of its successor registered agent is C T CORPORATION SYSTEM

6. The post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7. Notice of this change of address has been given in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.

Dated July 2, 1990.

                                                        C T CORPORATION SYSTEM


                                                        By /s/ Illegible
                                                           ---------------------
                                                           Its Vice President